SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 19, 2007 (April 16, 2007)

Furniture Brands International, Inc.
(Exact name of Registrant as specified in charter)

Delaware	I-91	43-0337683
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification Number)

101 South Hanley Road, St. Louis, Missouri 63105
(Address of principal executive offices) (zip code)

(314) 863-1100
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

(a)
On April 16, 2007 the Company entered into a First Amendment of its existing Credit Agreement dated April 21, 2006, by and between the Company, Broyhill Furniture Industries, Inc., HDM Furniture Industries, Inc., Lane Furniture Industries, Inc., and Thomasville Furniture Industries, Inc. (collectively, the “Borrowers”), and various lenders, The Bank of Tokyo-Mitsubishi UFJ, LTD., PNC Bank, National Association, Wachovia Bank, National Association, as Co-Syndication Agents and JPMORGAN CHASE BANK, N.A., as Administrative Agent (“Credit Agreement”), to gain temporary relief from the two financial covenants under such Credit Agreement. Previously the Maximum Leverage Ratio under the Credit Agreement could not be greater than or equal to 3.25:1.00. Under the Amendment, the Company will not permit its Leverage Ratio at any time to be greater than or equal to 4.25:1.00 with respect to the period from and including March 31, 2007 through and including June 29, 2007.

Further, previously under the Credit Agreement the Company would not permit the Coverage Ratio as of the end of any fiscal quarter of the Company ending prior to March 31, 2009 to be less than or equal to 2.75:1.00. Under the Amendment, the Company will not permit the Coverage Ratio as of the end of the fiscal quarter ending on March 31, 2007 to be less than or equal to 1.90:1.00.

In addition, on April 16, 2007 the Company entered into a First Amendment of its existing Note Purchase Agreement dated May 17, 2006, by and between Furniture Brands International, Inc., Broyhill Furniture Industries, Inc., HDM Furniture Industries, Inc., Lane Furniture Industries, Inc., and Thomasville Furniture Industries, Inc., and various institutional investors, and J.P. Morgan Securities Inc., Mitsubishi Securities (USA), Inc., Wachovia Capital Markets, LLC and Wells Fargo Capital Markets as agents (“Note Purchase Agreement”), to gain temporary relief from the two financial covenants under such Note Purchase Agreement. Previously under the Note Purchase Agreement, the Company would not permit the ratio of Consolidated Debt (as of any date) to Consolidated EBITDA (for the Company’s then most recently completed four fiscal quarters) to be greater than 3.50 to 1.00 at any time. Under the Amendment, the Company will not permit this ratio to be greater than or equal to 4.25 to 1.00 with respect to the period from and including March 31, 2007 through and including June 29, 2007.

Further, previously under the Note Purchase Agreement, the Company would not permit the ratio of Consolidated EBITDAR to Consolidated Fixed Charges (in each case for the Company’s then most recently completed four fiscal quarters) to be less than 2.50 to 1.00 at any time. Under the Amendment, the Company will not permit this ratio to be less than or equal to 1.90 to 1.00 as of the end of the fiscal quarter ending on March 31, 2007.

In exchange for covenant relief, the Company granted certain economic concessions to the lenders in both the Credit Agreement and the Note Purchase Agreement, and both Agreements are now secured by the personal property (including accounts receivables, cash and equivalents, inventory, and intangible goodwill) of the Company. As the amendments for covenant relief only extend through June 29, 2007, the Company will attempt to negotiate additional, more permanent amendments or refinancing for its Credit Agreement and Note Purchase Agreement prior to that time.

Item 2.01.	Completion of Acquisition or Disposition of Assets

See information contained in Item 1.01 above and in Item 9.01 below.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)
Effective April 16, 2007, W. G. Holliman’s 2007 base salary was reduced from $925,000 to $694,000. W. G. Holliman, Chairman of the Board and Chief Executive Officer, is a Named Executive Officer of the Company.

Item 9.01.	Financial Statements and Exhibits

	(d)	10 (a)	Amendment No. 1 to the Credit Agreement

		10 (b)	Amendment No. 1 to the Note Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Furniture Brands International, Inc.

By:	/s/ Steven W. Alstadt
Steven W. Alstadt
Controller and Chief Accounting Officer

Dated: April 19, 2007

EXHIBIT INDEX

Exhibit No.	Description

10(a)	Amendment No. 1 to the Credit Agreement

10(b)	Amendment No. 1 to the Note Purchase Agreement